Exhibit 10.(a)

PROMISSORY NOTE

$125,000,000.00

March 23, 2011	Loan No. 706108495

FOR VALUE RECEIVED, CLARENDON CENTER LLC, a Delaware limited liability company (“Borrower”), promises to pay to the order of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Lender,” which shall also mean successors and assigns who become holders of this Note), at 2100 Ross Avenue, Suite 2500, Dallas, Texas 75201, the principal sum of ONE HUNDRED TWENTY-FIVE MILLION AND NO/100 U.S. DOLLARS ($125,000,000.00), with interest on the unpaid balance (“Balance”) at the rate of five and thirty-one hundredths percent (5.31%) per annum (“Note Rate”) from and including the date of the first disbursement of Loan proceeds under this Note (“Funding Date”) until Maturity (defined below). Capitalized terms used without definition shall have the meanings ascribed to them in the Instrument (defined below).

1. Regular Payments. Principal and interest shall be payable as follows:

(a) Interest from and including the Funding Date to April 5, 2011 shall be due and payable on the Funding Date.

(b) Principal and interest shall be paid in one hundred eighty (180) monthly installments of Seven Hundred Fifty-Three Thousand Four Hundred Ninety and 96/100 Dollars ($753,490.96) each, commencing on May 5, 2011 and continuing on the fifth (5th) day of each succeeding month to and including April 5, 2026. Each payment due date is referred to as a “Due Date.”

(c) The entire Obligations shall be due and payable on April 5, 2026 (“Maturity Date”). “Maturity” shall mean the Maturity Date or earlier date that the Obligations may be due and payable by acceleration by Lender as provided in the Documents.

(d) Interest on the Balance for any full month shall be calculated on the basis of a three hundred sixty (360) day year consisting of twelve (12) months of thirty (30) days each. For any partial month, interest shall be due in an amount equal to (i) the Balance multiplied by (ii) the Note Rate divided by (iii) 360 multiplied by (iv) the number of days during such partial month that any Balance is outstanding to (but excluding) the date of payment.

(e) Provided there is no Event of Default, upon the occurrence of a principal paydown in excess of $2,500,000.00 pursuant to any of Sections 3.07(b), 3.08(c) or 5.03 of the Instrument, the monthly principal and interest payments required under Section 1(b) above shall be adjusted, commencing with the next payment due after such principal paydown, by reducing the monthly principal and interest payment to an amount equal to the unpaid principal balance of the Loan immediately after such principal paydown times the effective monthly loan constant immediately prior to such principal paydown. The term “effective monthly loan constant” shall mean the quotient obtained by dividing (x) the initial monthly principal and interest payment (as set forth in Section 1(b) above) by (y) the unpaid principal balance of the Loan immediately prior to such principal paydown. The effective monthly loan constant shall be determined by Lender and shall be binding on Borrower absent a clear mathematical calculation error.

Prudential Loan No. 706108495	BORROWER’S INITIALS:
Clarendon Center \Promissory Note

2. Late Payment and Default Interest.

(a) Late Charge. If any scheduled payment due under this Note is not fully paid by its Due Date (other than the principal payment due on the Maturity Date), a charge of $750.00 per day (the “Daily Charge”) shall be assessed for each day that elapses from and after the Due Date until such payment is made in full (including the date payment is made); provided, however, that if any such payment, together with all accrued Daily Charges, is not fully paid by the fourteenth (14th) day following the applicable Due Date, a late charge equal to the lesser of (i) four percent (4%) of such payment or (ii) the maximum amount allowed by law (the “Late Charge”) shall be assessed and be immediately due and payable; provided, however, neither the Daily Charge nor the Late Charge shall be due on the principal payment due on the Maturity Date. The Late Charge shall be payable in lieu of Daily Charges that shall have accrued. The Late Charge may be assessed only once on each overdue payment. These charges shall be paid to defray the expenses incurred by Lender in handling and processing such delinquent payment(s) and to compensate Lender for the loss of the use of such funds. The Daily Charge and Late Charge shall be secured by the Documents. The imposition of the Daily Charge, Late Charge, and/or requirement that interest be paid at the Default Rate (defined below) shall not be construed in any way to (i) excuse Borrower from its obligation to make each payment under this Note promptly when due or (ii) preclude Lender from exercising any rights or remedies available under the Documents upon an Event of Default.

(b) Acceleration. Upon any Event of Default, Lender may declare the Balance, unpaid accrued interest, the Prepayment Premium (defined below) and all other Obligations immediately due and payable in full.

(c) Default Rate. Upon an Event of Default or if the Obligations are not paid in full at Maturity, whether by acceleration (due to a voluntary or involuntary Event of Default) or otherwise, the entire Obligations (excluding accrued but unpaid interest if prohibited by law) shall bear interest at the Default Rate. The “Default Rate” shall be the lesser of (i) the maximum rate allowed by law or (ii) five percent (5%) plus the greater of (A) the Note Rate or (B) the prime rate (for corporate loans at large United States money center commercial banks) published in The Wall Street Journal on the first Business Day (defined below) of the month in which the Event of Default or Maturity (as the case may be) occurs and on the first Business Day of every month thereafter. The term “Business Day” shall mean each Monday through Friday except for days on which commercial banks are not authorized to open or are required by law to close in New York, New York.

3. Application of Payments. Until an Event of Default occurs, all payments received under this Note shall be applied in the following order: (a) to unpaid Daily Charges, Late Charges and costs of collection; (b) to any Prepayment Premium due; (c) to interest due on the Balance; and (d) then to the Balance. After an Event of Default, all payments shall be applied in any order determined by Lender in its sole discretion.

4. Prepayment. This Note may be prepaid, in whole or in part, upon at least thirty (30) days’ prior written notice to Lender and upon payment of all accrued interest (and other Obligations due under the Documents) and a prepayment premium (“Prepayment Premium”) equal to the greater of (a) one percent (1%) of the principal amount being prepaid multiplied by the quotient of the number of full months remaining until the Maturity Date, calculated as of the prepayment date, divided by the number of full months comprising the term of this Note, or (b) the Present Value of the Loan (defined below) less the amount of principal and accrued interest (if any) being prepaid, calculated as of the prepayment date. The Prepayment Premium shall be due and payable, except as provided in the Instrument, this Section 4, Section 5 hereinbelow, or as limited by law, upon any prepayment of this Note, whether voluntary or involuntary, and Lender shall not be obligated to accept any prepayment of this Note unless it is

Prudential Loan No. 706108495	BORROWER’S INITIALS:
Clarendon Center \Promissory Note

accompanied by the Prepayment Premium, all accrued interest and all other Obligations due under the Documents. Lender shall notify Borrower of the amount of and the calculation used to determine the Prepayment Premium. Borrower agrees that (a) Lender shall not be obligated to actually reinvest the amount prepaid in any Treasury obligation and (b) the Prepayment Premium is directly related to the damages that Lender will suffer as a result of the prepayment. The “Present Value of the Loan” shall be determined by discounting all scheduled payments remaining to the Maturity Date attributable to the amount being prepaid at the Discount Rate (defined below). If prepayment occurs on a date other than a Due Date, the actual number of days remaining from the date of prepayment to the next Due Date will be used to discount within this period. The “Discount Rate” is the rate which, when compounded monthly, is equivalent to the Treasury Rate (defined below), when compounded semi-annually. The “Treasury Rate” is the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining weighted average life of the Loan, for the week prior to the prepayment date, as reported in Federal Reserve Statistical Release H.15 - Selected Interest Rates, conclusively determined by Lender (absent a clear mathematical calculation error) on the prepayment date. The rate will be determined by linear interpolation between the yields reported in Release H.15, if necessary. If Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate. Notwithstanding any of the foregoing to the contrary, however, the Prepayment Premium shall be in the following amounts if the prepayment date occurs during the following time periods:

A.	If the prepayment date occurs during the fourteenth (14th) year of the term of the Loan, Borrower shall pay a Prepayment Premium equal to the product of two percent (2%) multiplied by the amount of principal of the Loan being prepaid on such date.

B.	Except as set forth in Subpart (C) below, if the prepayment date occurs during the fifteenth (15th) year of the term of the Loan, Borrower shall pay a Prepayment Premium equal to the product of one percent (1%) multiplied by the amount of principal of the Loan being prepaid on such date.

C.	If the prepayment date occurs during the last ninety (90) days of the term of the Loan, no Prepayment Premium shall be due.

With respect to the foregoing provisions, Borrower hereby expressly agrees as follows:

(a) The Note Rate provided herein has been determined based on the sum of (i) the treasury rate in effect at the time the Note Rate was determined under the Loan application submitted to Lender, plus (ii) an interest rate spread over such treasury rate, which together represent Lender’s agreed-upon return for making the proceeds of the Loan hereunder available to Borrower over the term of such Loan.

(b) The determination of the Note Rate, and in particular the aforesaid interest rate spread, were based on the expectation and agreement of Borrower and Lender that the principal sums advanced hereunder would not be prepaid during the term of this Note, or if any such prepayment occurs, the Prepayment Premium (calculated in the manner set forth above) would apply (except as expressly permitted by this Note).

(c) The Lender’s business involves making financial commitments to others based in part on the returns it expects to receive from this Note and other similar loans made by Lender, and Lender’s financial performance as a business depends not only on the returns from each loan or investment it makes but also upon the aggregate amounts of the loans and investments it is able to make over any given period of time.

Prudential Loan No. 706108495	BORROWER’S INITIALS:
Clarendon Center \Promissory Note

(d) In the event of a prepayment hereunder, Lender will be required to redeploy the funds received into other loans or investments, which (i) may not provide a return to Lender comparable to the return Lender anticipates based on the Note Rate and (ii) may reduce the total amount of loans or investments Lender is able to make during the term of the Loan, which in turn may impair the profitability of Lender’s business. Therefore, in order to compensate Lender for the potential impact and risks to its business of prepayments under this Note, Lender has limited the Borrower’s right to prepay this Note and has offered the method of calculation of the Prepayment Premium set forth above.

(e) Borrower acknowledges that (i) Lender could have determined that it would not permit any prepayments under the Note during its term, and therefore, in electing to permit prepayments hereunder, Lender is entitled to determine and negotiate the terms on which it will accept prepayments of its loans, and (ii) Borrower could have elected to negotiate more permissive prepayment provisions and/or a more favorable manner of calculating the Prepayment Premium, but in such event the applicable interest rate spread, and therefore the Note Rate, would have been higher to compensate Lender for the potential loss of income on account of the risk that Borrower might elect to prepay this Note at an earlier time and/or for a lesser Prepayment Premium than set forth herein.

Therefore, in consideration of Lender’s agreement to the Note Rate set forth herein, and in recognition of Lender’s reliance on the prepayment provisions of this Note (including the method of calculating the Prepayment Premium), Borrower agrees that the manner of calculation of the Prepayment Premium set forth in this Note represents bargained-for compensation to Lender for granting to Borrower the privilege of prepaying this Note on the terms set forth herein and for the potential loss of future income to Lender arising from having to redeploy the amounts prepaid under this Note into other loans or investments. As such, the Prepayment Premium constitutes reasonable compensation to Lender for making the Loan on the terms reflected in this Note and does not represent a penalty.

5. No Usury. Under no circumstances shall the aggregate amount paid or to be paid as interest under this Note exceed the highest lawful rate permitted under applicable usury law (“Maximum Rate”). If under any circumstances the aggregate amounts paid on this Note shall include interest payments which would exceed the Maximum Rate, Borrower stipulates that payment and collection of interest in excess of the Maximum Rate (“Excess Amount”) shall be deemed the result of a mistake by both Borrower and Lender, and Lender shall promptly credit the Excess Amount against the Balance (without Prepayment Premium or other premium) or refund to Borrower any portion of the Excess Amount which cannot be so credited.

6. Security and Documents Incorporated. This Note is the Note referred to and secured by, among other things, that certain Deed of Trust, Security Agreement and Fixture Filing of even date herewith from Borrower to Lawyers Title Realty Services, Inc., as trustee, conveying the Property for the benefit of Lender (the “Instrument”). Borrower shall observe and perform all of the terms and conditions in the Documents. The Documents are incorporated into this Note as if fully set forth in this Note.

7. Treatment of Payments. All payments under this Note shall be made, without offset or deduction, (a) in lawful money of the United States of America at the office of Lender or at such other place (and in the manner) Lender may specify by written notice to Borrower, (b) in immediately available federal funds, and (c) if received by Lender prior to 2:00 p.m. Eastern Time at such place, shall be credited on that day, or, if received by Lender at or after 2:00 p.m. Eastern Time at such place, shall, at Lender’s option, be credited on the next Business Day. Initially (unless waived by Lender), and until Lender shall direct Borrower otherwise, Borrower shall make all payments due under this Note in the manner set forth in Section 3.13 of the Instrument. If any Due Date falls on a day which is not a Business Day, then the Due Date shall be deemed to have fallen on the next succeeding Business Day.

Prudential Loan No. 706108495	BORROWER’S INITIALS:
Clarendon Center \Promissory Note

8. Limited Recourse Liability. Except to the extent set forth in Paragraph 8 and Paragraph 9 of this Note, Borrower shall not have any personal liability for the Obligations. Notwithstanding the preceding sentence, Lender may bring a foreclosure action or other appropriate action to enforce the Documents or realize upon and protect the Property (including, without limitation, naming Borrower and any other necessary parties in the actions) and IN ADDITION BORROWER AND SAUL CENTERS, INC. (SINGULARLY OR COLLECTIVELY, THE “RECOURSE PARTIES”) SHALL HAVE JOINT AND SEVERAL PERSONAL LIABILITY FOR:

(a) any amounts accrued and/or payable under any Anti-Terrorism Laws provisions and indemnities or guaranties and any environmental and ERISA provisions and indemnities in the Documents and the duty to defend with respect to such indemnities as set forth in the Documents (including, without limitation, the provisions of Sections 8.04, 8.06 and 8.07 of the Instrument and the Environmental Indemnity);

(b) the amount of any assessments and taxes (accrued and/or payable) with respect to the Property and the amount of any recordation or similar such tax payable with respect to the recording of the Instrument;

(c) the amount of any unapplied security deposits (and the amount of security deposits that were applied to a Lease during the period when an Event of Default under the Documents was continuing), rents prepaid more than one (1) month in advance or prepaid expenses of tenants to the extent not turned over to (i) Lender upon foreclosure, sale (pursuant to power of sale), or conveyance in lieu thereof, or (ii) a receiver or trustee for the Property after appointment;

(d) the amount of any insurance proceeds or condemnation awards neither turned over to Lender nor used in compliance with Sections 3.07 and 3.08 of the Instrument;

(e) damages suffered or incurred by Lender as a result of Borrower (i) entering into a new Lease, (ii) entering into an amendment or termination of an existing Lease, or (iii) accepting a termination, cancellation or surrender of an existing Lease (other than with respect to a Lease with a Major Tenant which is addressed in Paragraphs 8(n) and 9(d) below), in each case to the extent such action is in breach of the leasing restrictions set forth in Section 7 of the Assignment (as defined in the Instrument);

(f) damages suffered or incurred by Lender by reason of any waste of the Property;

(g) the amount of any Rents or other income from the Property received by any of the Recourse Parties (i) during the period of time after an Event of Default under the Documents and until the earlier to occur of (A) the cure of such Event of Default and (B) the Transfer of Possession Date (defined below) and (ii) not otherwise applied to the indebtedness under the Documents or to the current (not deferred) operating expenses of the Property. As used in this subparagraph 8(g), the term “Transfer of Possession Date” shall mean the first to occur of: (i) the date on which Lender obtains title to the Property as a result of a foreclosure, (ii) the date on which a receiver is appointed for the benefit of the Property, or (iii) the date on which Borrower conveys the Property to Lender in compliance with all of the following requirements, which shall require that Borrower, at Borrower’s sole cost and expense, shall deliver or cause to be delivered to Lender (A) a duly executed and acknowledged deed, in customary form for the jurisdiction in which the Property is located and in form and substance satisfactory to Lender, duly signed and acknowledged by Borrower conveying all of Borrower’s right title and interest in the Property to Lender or Lender’s nominee, as determined by Lender in its sole discretion, (B) a duly executed and acknowledged bill of sale and assignment (in form and substance satisfactory to Lender) conveying to

Prudential Loan No. 706108495	BORROWER’S INITIALS:
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Lender or Lender’s nominee all of Borrower’s right, title and interest to all Personal Property, (C) a duly executed affidavit (in form and substance satisfactory to Lender) of Borrower stating Borrower’s United States taxpayer identification number and that Borrower is not a foreign person as defined in Internal Revenue Code Section 1445, (D) a duly executed release of Lender and/or Lender’s nominee (in form and substance satisfactory to Lender) by Borrower and any guarantor, (E) originals of leases, licenses and permits pertaining to the Property, (F) a duly executed settlement statement (in form and substance satisfactory to Lender), (G) the irrevocable and unconditional commitment of a title company acceptable to Lender to issue the owner’s title insurance policy described below, (H) appropriate UCC searches and/or certificates evidencing that there are no liens against any of Borrower’s personal property pertaining to the Property, (I) all other documents affecting title to or possession of the Property and necessary to transfer or assign such title or possession to Lender, or at Lender’s option, Lender’s nominee, (J) the amount of all funds applicable to the Property and in the possession of Borrower or Borrower’s management company, (K) a non merger endorsement to Lender’s existing mortgagee’s title policy, (L) any and all state, county, or local transfer tax forms covering the transfer provided hereby, all of which must be duly executed by Borrower, (M) a Form 1099, duly executed by Borrower, setting forth its name, address, tax identification number, description of the Property and the funding date of the Loan, (N) an amount in cash equal to the sum of (i) all transfer or similar taxes payable in connection with such transfer, (ii) all legal fees and expenses incurred by Lender in connection with reviewing all documentation and closing such deed in lieu transfer, (iii) the cost of the owner’s title policy described below, and (iv) all other third party costs and expenses incurred by Lender in connection with such deed in lieu transfer, (O) all other customary documents, instruments or forms (all in form and substance satisfactory to Lender) required for the transfer of title in the jurisdiction in which the Property is located, duly signed and acknowledged by Borrower, (P) such owner’s affidavits and other certifications, duly signed and acknowledged by Borrower, as may be reasonably necessary for Lender to obtain an ALTA owner’s policy of title insurance for the Property, which shall show no liens, encumbrances or exceptions to title other than those set forth in Lender’s mortgagee’s policy of title insurance obtained by Lender in connection with the Loan and issued on or about the date of this Instrument, (Q) a property condition report and an environmental assessment report both of which must be prepared by consultants approved by Lender and both such reports must show no conditions with respect to the Property that are unacceptable to Lender, and (R) such other documents, deliveries, and certifications as Lender shall reasonably require; PROVIDED, HOWEVER, THAT THE RECOURSE PARTIES SHALL HAVE PERSONAL LIABILITY for amounts paid as expenses to a person or entity related to or affiliated with any of the Recourse Parties except for (A) reasonable salaries for on-site employees, (B) a reasonable allocation of the salaries of off-site employees for accounting and management, and (C) management fees and out-of-pocket expenses of Borrower’s management company (including management fees and expenses paid to Borrower’s affiliated management company) relating to the Property, but in no event shall such fees or expenses be greater than prevailing market rates for any such services;

(h) the face amount of any letter of credit required under the Documents or otherwise in connection with the Loan that Borrower fails to maintain;

(i) during an Event of Default under the Documents (1) the amount of any security deposit cashed or applied by Borrower, any termination fee, cancellation fee or any other fee received by, or on behalf of, any of the Recourse Parties in connection with any lease termination, cancellation, surrender or expiration, and (2) any judgment, settlement or other recovery (excluding recoveries for operating expenses) received by, or on behalf of, any of the Recourse Parties against or from any tenant under or any guarantor of, any Lease (with any item described in (1) or (2) above being herein called a “Recovery”), not applied to the indebtedness under the Documents;

Prudential Loan No. 706108495	BORROWER’S INITIALS:
Clarendon Center \Promissory Note

(j) with respect to any Lease that provides more than ten percent (10%) of the gross annual income from the Property during the twelve month period preceding payment of a Recovery with respect to such Lease, the amount of any Recovery if such Recovery is greater than one (1) month’s base rent payable under the applicable Lease, which is received by, or on behalf of, any of the Recourse Parties at any time during the term of the Loan and which is not paid to Lender (or an escrow agent selected by Lender) to be disbursed for the payment of Lender approved (1) tenant improvements and/or (2) market leasing commissions as provided in the Assignment, except as may be otherwise agreed in writing by Lender; provided that such escrow shall not be required (or shall be released) if the Lease (which is the subject of said Recovery) is fully reinstated without change to the terms of said Lease;

(k) following the occurrence and during the continuation of an Event of Default under the Documents, all reasonable attorneys’ fees and other expenses incurred by Lender in enforcing the Documents if any of the Recourse Parties contests, delays, or otherwise hinders or opposes (including, without limitation, the filing of a bankruptcy by any of the Recourse Parties) any of Lender’s enforcement actions; provided, however, that if in such action the Recourse Parties successfully prove that no Event of Default occurred under the Documents, the Recourse Parties shall not be required to reimburse Lender for such attorneys’ fees, allocated costs and other expenses;

(l) damages suffered or incurred by Lender as a result of Borrower’s breach or violation of Sections 2.10 and/or 3.21 of the Instrument;

(m) damages suffered or incurred by Lender as a result of any involuntary lien or encumbrance on the Property that is not removed, bonded off or otherwise discharged within sixty (60) days from the filing of such involuntary lien or encumbrance; and

(n) damages suffered or incurred by Lender as a result of any modification of a Lease with a Major Tenant that increases the obligations of landlord, decreases the term, decreases or accelerates rent, relieves the tenant of any liabilities under any such Lease with a Major Tenant, or extends the term of such Lease or grants options to extend or terminate the term of such Lease in each case in breach of the leasing restrictions set forth in the Assignment.

9. Full Recourse Liability. Notwithstanding the provisions of Paragraph 8 of this Note, the RECOURSE PARTIES SHALL HAVE JOINT AND SEVERAL PERSONAL LIABILITY for the Obligations if:

(a) there shall be any transfer of the Property or interests in Borrower in breach or violation of Article V of the Instrument or there shall be any secondary financing liens or any voluntary liens placed on or encumbering the Property in breach or violation of the Instrument; or

(b) there shall be any fraud or intentional misrepresentation by any of the Recourse Parties in connection with the Property, the Documents, the Loan application, or any other aspect of the Loan; or

(c) the Property or any part thereof shall become an asset in (i) a voluntary bankruptcy or insolvency proceeding or (ii) an involuntary bankruptcy or insolvency proceeding which is not dismissed within ninety (90) days of filing; provided, however, that this Paragraph 9(c) shall not apply if (A) an involuntary bankruptcy is filed by Lender or (B) the involuntary filing was initiated by a third-party creditor independent of any collusive action, participation or collusive communication by (1) Borrower, (2) any partner, shareholder or member of Borrower or Borrower’s general partner or manager, or (3) any of the Recourse Parties; or

Prudential Loan No. 706108495	BORROWER’S INITIALS:
Clarendon Center \Promissory Note

(d) Borrower (i) enters into a Lease with a Major Tenant, (ii) consents to, or otherwise accepts, an assignment of a Lease with a Major Tenant, which assignment would result in the Major Tenant being relieved from any liability under such Lease, or (iii) accepts the termination, cancellation or surrender of any Lease with a Major Tenant, in each case, only if in breach of the leasing restrictions set forth in the Assignment; or

(e) the Instrument or any of the other Documents are determined to be fraudulent conveyances or preferences or are otherwise determined to be void pursuant to any principles limiting the rights of creditors, whether such claims, demands or assertions are made under the Bankruptcy Code (as amended or replaced from time to time), including, without limitation, under Sections 544, 547 or 548 thereof, or under any applicable state fraudulent conveyance statues or similar laws.

10. Guaranty. Notwithstanding the provisions of Paragraph 8 or Paragraph 9 of this Note, Borrower shall be fully liable for all amounts payable under that certain Partial Recourse Guaranty (the “Recourse Guaranty”), dated of even date herewith, made by Saul Centers, Inc. in favor of Lender unless and until the Recourse Guaranty is terminated in accordance with its terms.

11. Joint and Several Liability. This Note shall be the joint and several obligation of Borrower and all other makers and endorsers, if any, and shall be binding upon them and their respective successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

12. Unconditional Payment. Borrower is and shall be obligated to pay principal, interest and any and all other amounts which became payable hereunder or under the other Documents absolutely and unconditionally and without abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

13. Certain Waivers. Borrower and all others who may become liable for the payment of all or any part of the Obligations do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest, notice of non-payment and notice of intent to accelerate the maturity hereof (and of such acceleration), except for notices expressly required pursuant to the terms of the Documents. No release of any security for the Obligations or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Instrument or the other Documents shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other who may become liable for the payment of all or any part of the Obligations, under this Note, the Instrument and the other Documents.

14. WAIVER OF TRIAL BY JURY. EACH OF BORROWER AND LENDER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE DOCUMENTS, OR ANY ALLEGED ACTS OR OMISSIONS OF LENDER OR BORROWER IN CONNECTION THEREWITH.

Prudential Loan No. 706108495	BORROWER’S INITIALS:
Clarendon Center \Promissory Note

15. Local Law Provision - Changes in Laws Regarding Taxation. In the event of the passage of any law of the Commonwealth of Virginia, the County of Arlington or any other applicable taxing authority deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for federal, state or local purposes or the manner of the collection of any such taxes, and imposing a tax (other than a tax on income, revenue, return of principal or reserves or the lack thereof), either directly or indirectly, on the Instrument, this Note, any of the other Documents or the entire outstanding principal balance of this Note, Borrower shall, if permitted by law, pay any tax imposed as a result of any such law within the statutory period or within twenty (20) days after demand by Lender, whichever is less; provided however, that if, in the opinion of counsel for Lender, Borrower is not permitted by law to pay such taxes, Lender shall have the right, at its option, to declare the entire outstanding principal balance of this Note immediately due and payable (without any Prepayment Premium) upon one hundred twenty (120) days’ prior written notice to Borrower.

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Prudential Loan No. 706108495	BORROWER’S INITIALS:
Clarendon Center \Promissory Note

IN WITNESS WHEREOF, this Note has been executed by Borrower as of the date first set forth above.

BORROWER:

CLARENDON CENTER LLC, a Delaware limited liability company

By:	Saul Centers, Inc., a Maryland corporation, its Manager

	By:	/s/ B. Francis Saul II
	Name:	B. Francis Saul II
	Title:	Chief Executive Officer

[CORPORATE SEAL]

Prudential Loan No. 706108495	BORROWER’S INITIALS:
Clarendon Center \Promissory Note